UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 20, 2014

Date of Report

(Date of earliest event reported)

LABOR SMART INC.

(Exact name of Registrant as specified in its Charter)

Nevada	000-54654	45-2433287
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

5604 Wendy Bagwell Parkway, Suite 223, Hiram, Georgia 30141

(Address of Principal Executive Offices)

(770) 222-5888

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 20, 2014, the Board of Directors of Labor Smart, Inc. (the “Company”) determined it is in the best interests of the Company to change its fiscal year end from December 31 to a 52-53 week fiscal year ending on the Friday closest to December 31. The change is intended to align the Company’s fiscal periods more closely with the seasonality of its business and improve comparability with industry peers. This change is effective with the end of the registrant’s fiscal second quarter ended June 27, 2014. The change to a 52-53 week fiscal year will be retroactively applied as if it was adopted as of January 1, 2014. The registrant’s current fiscal year will end on December 26, 2014. In reliance on Exchange Act Release No. 26589, the registrant will not file a transition report covering the transition period from December 27, 2014 to December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

LABOR SMART INC.

Date:	May 20, 2014	By:	/s/ Ryan Schadel
Ryan Schadel
Chief Executive Officer